EXHIBIT 99.1

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Commentary for the Week Ended November 14, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
11/14/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.67%	1.57%	17.26%
Class B Units	0.66%	1.54%	16.38%

S&P 500 Total Return Index**	-6.11%	-9.66%	-39.33%
Lehman Long Government Index**	1.07%	3.21%	3.62%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Fixed Income
•	Grant Park’s positions in the fixed income markets are predominantly long.
o
Ongoing turbulence in the equity markets led to gains in the fixed income sector this past week.  Long positions in the German Bund and Euribor markets were among the most profitable.  Bearish economic data and poor quarterly earnings reports in the U.S. were most likely a main driver behind rallies in the fixed income markets.

o
In the UK, increased demand for short term interest rate products drove prices in the short sterling markets upwards.  Speculators bid up short sterling prices because they expect dovish action from the Bank of England in the coming months, thereby creating profits for Grant Park.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Equity Indices
•	Grant Park’s positions in the equity indices markets are predominantly short.
o
European equity indices were the main drivers behind sector profits.  The announcement last Friday that the Eurozone had officially entered a recession sent equity markets reeling.  Short positions in the German Dax, Stockholm OMX, and Spanish IBEX indices made gains as the announcement of recession weakened investor sentiment.

o
The U.S. Treasury Secretary’s revised plan altering the government’s $700 billion Troubled Asset Relief Program (TARP) put further strain on the equity markets last week.  Under the new plan, TARP will focus on the consumer credit markets, rather than purchasing toxic assets from financial institutions, as it was originally intended.  Mr. Paulson’s decision sent share prices in the financial sector lower, resulting in declines in most major U.S. indices.

o
Also adding to profits were long positions in several Asian markets.  The unveiling of a near $600 billion stimulus package by the Chinese government strengthened equity markets, a move that coincided with the Fund’s positions.

Metals
•	Grant Park’s positions in the base and precious metals markets are predominantly short.
o
Minor rallies in base metals markets moved against the portfolio’s short positions this past week.  Following upward movements in the U.S. dollar, price surges in the copper and zinc markets resulted in losses for the portfolio.

o
After hitting two-week lows, a rally in the gold markets moved against Grant Park’s short positions.  The slight rally in gold was probably caused by technical buying by a number of gold funds looking to take advantage of oversold markets.  This past weekend’s meeting of the G20 also may have played a role in gold’s rally, as some analysts believe it could have a bullish impact on the gold bullion markets.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.